Form C

Cover Page

Name of issuer:

Mars Colony, LLC DBA Meridian Hive

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 6/16/2016

Physical address of issuer:

8120 Exchange Dr Ste 400
Austin TX 78754

Website of issuer:

http://www.meridianhive.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$421,066.00	$219,829.00
Cash & Cash Equivalents:	$35,468.00	$8,714.00
Accounts Receivable:	$45,017.00	$6,065.00
Short-term Debt:	$112,763.00	$45,267.00
Long-term Debt:	$452,958.00	$358,072.00
Revenues/Sales:	$729,023.00	$364,722.00
Cost of Goods Sold:	$379,170.00	$185,928.00
Taxes Paid:	$0.00	$0.00
Net Income:	$8,855.00	($139,010.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Mars Colony, LLC DBA Meridian Hive

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mike Christopher Simmons	Mechanical Engineer	Concurrent Design	2016
Jonathan Luers	Applications Engineer	Silicon Laboratories	2016
David Eric Rivers	CAD designer	Consultant	2016
Eric Lowe	Senior Principal Software Engineer	Oracle America, Inc	2016
William C Rivers	CEO	Meridian Hive	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mike Christopher Simmons	Product Innovation	2016
Eric Lowe	Operations Director	2016
William C Rivers	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
William C Rivers	858190.0 Voting member units	36.5
Eric Lowe	670936.0 Voting member units	28.5
Mike Simmons	530597.0 Voting member units	22.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The competitive landscape may change and other / new entrants may bring in competing products, some of those with preexisting distribution networks.

Government regulation changes may adversely impact the alcohol manufacturing and distribution channels including but not limited to tax increases, regulatory and compliance requirements / reporting.

Revenue forecast accuracy, estimates and assumptions, and the company's ability to manage working capital, contracts, inventory and operational capacity to support the growth strategy may not meet expectations, harming future business growth.

Ingredient supply considerations including honey and fruit which accounts for <60% of our costs. Should a global crisis in honey arise, we would be negatively impacted.

Change in consumer habits and their decisions around lifestyle choices could impact premium alcohol sales.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

There are risks relying on our current supply chain and third party ingredient and material sourcing. The performance of vendors and distribution partners will have impacts on our business.

Litigation, including potential claims, legal compliance and related liabilities could distract our focus from our core business.

Eric Lowe is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Mike Simmons is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The membership units into which the convertible note will convert (upon an event) have not yet been issued by the Company.

The Company is involved in two lease agreements, which may affect business revenues and cash flow moving forward.

The Company leases its production facility and taproom location under a non-cancelable operating lease agreement with an initial expiration date of August 31, 2017. The Company subsequently renewed this lease for an additional two year period expiring July 31, 2019. Monthly rent expense under this lease was $3,300 for 2017 and 2016. The total rent expense related to this location was 39,600 for 2017 and 2016.

The Company leases a delivery van and sales vehicles under non-cancelable operating lease agreements which began in October 2017 and terminate in September 2023. Monthly lease expense under these leases ranged from $304 to $381 for 2017. The total lease expenses related to these leases was $2,054 for 2017.

Mike Christopher Simmons is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Eric Lowe is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: 40% toward experience new hires, 30% toward Marketing and Distributor support, 25% toward production improvements, 5% towards Wefunder intermediary fee

---

If we raise: **$1,000,000**

Use of Proceeds: 30% toward new experienced hires, 30% on Marketing and Distributor Support, 30% toward new Austin Tasting Room, 5% for production improvements, and 5% towards Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $7.5M valuation cap; 20% discount; 6% interest.

The minimum investment in this offering will be $500.

See exact security attached as Appendix B, Investor Contracts.

Conversion Event:

(a) *Automatic Conversion Upon Qualified Financing.* If a Qualified Financing occurs on or prior to the Maturity Date, then all outstanding principal and accrued and unpaid interest under this Note shall automatically convert into Units sold and issued in such Qualified Financing at the Conversion Price. Notwithstanding the foregoing, the Company may, at its option, pay any accrued and unpaid interest under this Note on the date which is ten business days after the date of such conversion.

(b) *Optional Conversion Upon Nonqualified Financing.* If a Nonqualified Financing occurs on or prior to the Maturity Date, then, upon the written consent and option of a Majority in Interest of Investors (with respect to all of the Notes) (the "**Exercising Majority**"), all outstanding principal and accrued and unpaid interest under this Note shall be converted into Units sold and issued in such Nonqualified Financing at the Conversion Price. Notwithstanding the foregoing, the Company may, at its option, pay any accrued and unpaid interest under this Note on the date which is ten business days after the date of such conversion.

(c) *Optional Extension of Maturity Date.* Unless earlier converted in accordance with the terms of this Note on or prior to the Maturity Date, the Company may, at its sole option and discretion, and upon written notice to the Investor, which such notice shall be provided no later than five business days prior to the original Maturity Date, extend the Maturity Date to the date which is 60 calendar months after the Date of Issuance. Alternatively, the Company may, at its sole option and discretion, pay the outstanding principal and accrued and unpaid interest under this Note on the date which is ten business days after the original Maturity Date.

(d) *Repayment Upon Corporate Transaction.* If a Corporate Transaction occurs prior to the full repayment or conversion of this Note, then all outstanding principal and accrued and unpaid interest under this Note shall become immediately due and payable upon the date which is ten business days after the closing of such Corporate Transaction.

"**Qualified Financing**" means a transaction or series of transactions occurring at any time after the Offering has been closed, pursuant to which the Company issues and sells Units of any class or series for aggregate gross proceeds of at least $1,000,000.00 (excluding all proceeds from the incurrence of indebtedness that is converted into such Units, or otherwise cancelled in consideration for the issuance of such Units) with the principal purpose of raising capital.

Maturity Date" means the earlier of: (i) the date which is 36 calendar months after the Date of Issuance (the "**Maturity Date**"); *provided, however*, that in the event of a Maturity Date extension under **Section 4(c)**, the Maturity Date is the date which is 60 calendar months after the Date of Issuance (in the event of such extension, the term "**Maturity Date**" means the date which is 60 calendar months after the original Date of Issuance); and (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by a Majority in Interest of Investors or made automatically due and payable, in each case, in accordance with the terms hereof.

Voting Rights: (i) Except as set forth in the Certificate and the Company Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a manager or officer of the Company.

Rights of Investor upon Default:

Upon the occurrence of any Event of Default (other than an Event of Default described in **Sections 2(c)** or **2(d)**) of the contract, and at any time thereafter during the continuance of such Event of Default, a Majority in Interest of Investors may, by written notice to the Company, request all outstanding Obligations payable by the Company hereunder to be immediately due and payable by written demand to the Company. The Company, upon such written demand, shall have 30 calendar days to repay the principal payment on the due date hereunder and any interest payment or other payment required under the terms of this Note. Upon the occurrence of any Event of Default described in **Sections 2(c)** and **2(d)**, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, a Majority in Interest of Investors may exercise any other right, power, or remedy granted to it or permitted to it by law, either by suit in equity or by action at law, or both

Right of Repurchase:

If the Company determines, in its sole discretion, that it is likely that within six months at any given time that the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase the Notes (including, without limitation, this Note) and any Units into which the Notes (including, without limitation, this Note) have been converted or issued pursuant to the terms of this Note from Investor for the greater of (i) an amount equal to the principal and accrued and unpaid interest hereunder and (ii) the fair market value of this Note or such Units, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event that a Qualified Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the Units that Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of such Units by the Conversion Price (for conversions occurring under Section 4(a)) and is referred to as the "Aggregate Value"), the Company shall pay to Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the final closing of such Qualified Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Corporate Transaction.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors. Notwithstanding the foregoing, the written consent of Investor shall be required to reduce the principal amount of this Note or reduce the rate of interest of this Note.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Non-voting Membership Units	321,894	321,894	No
Membership Units	2,353,024	2,353,024	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Voting and non-voting membership units have equal rights other than their ability to vote. Investors in the convertible note, if converted, will be receiving non-voting membership units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company
represented by the Investor's securities will decrease, which could also
diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Jonathan Luers
Issue date	03/29/14
Amount	$122,618.00
Outstanding principal plus interest	$122,618.55 as of 08/24/18
Interest rate	4.5% per annum
Maturity date	01/28/28
Current with payments	Yes

Loan

Lender	Eric Lowe
Issue date	10/31/15
Amount	$175,527.00
Outstanding principal plus interest	$178,722.00 as of 08/23/18
Interest rate	4.5% per annum
Maturity date	02/01/23
Current with payments	Yes

Loan

Lender	William Rivers
Issue date	07/01/16
Amount	$9,322.00
Outstanding principal plus interest	$4,273.00 as of 08/23/18
Interest rate	10.0% per annum
Maturity date	06/14/20
Current with payments	Yes

Loan

Lender	Kevin Lysaght
Issue date	05/21/17
Amount	$45,000.00
Outstanding principal plus interest	$34,438.00 as of 08/23/18
Interest rate	5.0% per annum
Maturity date	10/01/20
Current with payments	Yes

Loan

Lender	Kevin Lysaght
Issue date	06/01/17
Amount	$10,000.00
Outstanding principal plus interest	$6,132.00 as of 07/15/20
Interest rate	5.0% per annum
Maturity date	07/15/20
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$0	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kevin Lysaght
Amount Invested	$45,000.00
Transaction type	Loan
Issue date	04/25/17
Outstanding principal plus interest	$34,438.00 as of 08/23/18
Interest rate	5.0% per annum
Maturity date	10/01/20
Outstanding	Yes
Current with payments	Yes
Relationship	family member

Loan for purchase of wine tanks

Name	Eric Lowe
Amount Invested	$175,527.00
Transaction type	Loan
Issue date	10/31/15
Outstanding principal plus interest	$178,722.00 as of 08/23/18
Interest rate	4.5% per annum
Maturity date	02/01/23
Outstanding	Yes
Current with payments	Yes
Relationship	owner

Payment of $22,250 plus accrued interest is due on each of 02/01/2019, 02/01/2020, 02/01/2021 and 02/01/22. The balance is due 02/01/23.

Name	Jonathan Luers
Amount Invested	$122,618.55
Transaction type	Loan
Issue date	03/29/14
Outstanding principal plus interest	$122,618.55 as of 08/24/18
Interest rate	4.5% per annum
Maturity date	01/28/28
Outstanding	Yes
Current with payments	Yes
Relationship	owner

During 2018, payments are interest only, $460.00 per month.

Name	Kevin Lysaght
Amount Invested	$10,000.00
Transaction type	Loan
Issue date	06/01/17
Outstanding principal plus interest	$6,132.00 as of 08/23/18
Interest rate	5.0% per annum
Maturity date	07/15/20
Outstanding	Yes
Current with payments	Yes
Relationship	family member

Loan for purchase of kegs

Name	William Rivers
Amount Invested	$9,322.00
Transaction type	Loan
Issue date	07/01/16
Outstanding principal plus interest	$4,273.00 as of 08/23/18
Interest rate	10.0% per annum
Maturity date	06/14/20
Outstanding	Yes
Current with payments	Yes
Relationship	owner

Loan for purchase of kegs; payments are $194 per month

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Mead, the gluten-free alcohol made with fermented honey, is the next big thing in craft beverages. We're the next big thing in mead. Beginning pre-organization operations in 2013 in Austin, TX, we're currently in our growth stage and are distributed in 7 states. We have 15 different products, making us appealing to the 50% of brewpub patrons choosing non-beer options (according to a Neilson study). We also help meet that demand through our popular carbonated draft mead, a modern and refreshing take on the classic alcohol.

After expanding our production facility, winning 9 competition medals, and filing $730k in 2017 revenue, we're looking to expand into a new taproom in downtown Austin. This will grow our foot traffic, help us expand distribution to the major metro areas where craft beer and cider thrive, and grow our brand into something associated with iconic Austin. With those pushes, we should reach our goal of exporting to Europe and Asia by 2020.

Milestones

Mars Colony LLC was incorporated in the State of Texas in June 2016.

Since then, we have:

- Winner of 18 awards from prestigious mead competitions since 2013.
- More than $730k in 2017 revenue and 94% YOY annual growth since inception.
- Sold in over 1200 restaurants, bars, and grocery stores, including major chains like H-E-B, Total Wine, Whole Foods, Spec's, Twin Liquors, and World of Beer.
- Distributed in 7 states including Texas, Colorado, Florida, Georgia, Tennessee, Connecticut, and New Mexico.
- As one of the best mead makers in the world, co-founder Mike Simmons is the only person to ever win four gold medals in a single year at the world's largest mead-making competition, The Mazer Cup.
- Among H-E-B's top growing Texas Craft Brands in 2018.
- Current products include 6 Draft and 4 Still meads produced year round and 5 special / seasonal releases.

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $729,023 compared to the year ended December 31, 2016, when the Company had revenues of $364,722. Our gross margin was 47.99% in fiscal year 2017, compared to 49.02% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $421,066, including $35,468 in cash. As of December 31, 2016, the Company had $219,829 in total assets, including $8,714 in cash.
- *Net Income.* The Company has had net income of $8,855 and net losses of $139,010 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $565,721 for the fiscal year ended December 31, 2017 and $403,339 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $390,615 in debt and $113,891 in advances from the founders.

In May 2018, the Company entered into a Membership Unit Subscription Agreement with SKU 6 Mead Investments, LLC ("SKU") wherein a 5% ownership was sold to SKU. The SKU ownership interest is not diluted until after $500,000 of additional membership units are granted or sold following the date of the Agreement.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Mars Colony LLC cash in hand is $28,000, as of September 2018. Over the last three months, revenues have averaged $53,900/month, cost of goods sold has averaged $29,000/month, and operational expenses have averaged $31,000/month, for an average burn rate of $6,100 per month. Although we cannot guarantee it, based on historical revenues and predictions we've made we intend to profitable in 2 months.

Sales continue to be strong in Austin and in Texas. Sales have slowed out of state and we have actively recruited and are ready to hire an industry experienced Sales Director to improve our position across Texas and management of Distributor performance and incentive programs.

We expect revenues to increase both in Texas and out of state in the next 3 - 6 months. This will be driven by an increase in Sales team members and marketing in Austin and other key markets. Expenses will rise slightly in salaries and marketing, while decreasing slightly in COGs as we move to more cost effective packaging solutions. In lieu of a successful fundraise, we'll bootstrap the business and potentially rely on further contributed capital from the founders.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://meridianhive.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Meridian Hive Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Eric Rivers
Eric Lowe
Jonathan Luers
Mike Christopher Simmons
William C Rivers

Appendix E: Supporting Documents

4_OPERATING_AGREEMENT.pdf
4a_Oper_Agreement_Amendment.pdf
4b_Oper_Agreement_SKU_Amendment.pdf



INVEST IN MERIDIAN HIVE

minimum target met

$206,000

raised of $1,000,000 maximum target from 57 investors

Gold-winning mead: 2x growth in 2017

Mead, the gluten-free alcohol made with fermented honey, is the next big thing in craft beverages. We're the next big thing in mead. Started in 2013 in Austin, TX, we're currently in our growth stage and are distributed in 7 states. We have 15 different products, making us appealing to the 50% of brewpub patrons choosing non-beer options (according to a Neilson study). We also help meet that demand through our popular carbonated draft mead, a modern and refreshing take on the classic alcohol.

Cayce Rivers
Chief Executive Officer
20 years of strong leadership and a proven ability to create and turn a shared vision into reality.


DYNAMO
FRONTIER

Why you may want to invest

1. Winner of 18 awards from prestigious mead competitions since 2013.
2. More than $730k in 2017 revenue and 94% YOY annual growth since inception in 2013.
3. Sold in over 1200 restaurants, bars, and grocery stores, including major chains like H-E-B, Total Wine, Whole Foods, Spec's, Twin Liquors, and World of Beer.
4. Distributed in 7 states including Texas, Colorado, Florida, Georgia, Tennessee, Connecticut, and New Mexico.
5. As one of the best mead makers in the world, co-founder Mike Simmons is the only person to ever win four gold medals in a single year at the world's largest mead-making competition, The Mazer Cup.

$ 500 min

REMIND ME (79)

What you are investing in

Custom Convertible Note

$7.5M valuation cap

6% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $7.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$1,000+
Receive a Meridian Hive Launch Team Member T-shirt, shipped anywhere in the U.S.

$5,000+
1 year mead club membership - specialty subscription

$10,000+
2 year mead club membership - specialty subscription

$25,000+
lifetime mead club membership - specialty subscription and a night on the town with Mike the Mead Master. Experience Austin in a way that few humans have - narrated by a true mad scientist and all around loveable guy.

see less

6. Among H-E-B's fastest growing Texas Craft Brands in 2018.
7. Current products include 6 Draft and 4 Still meads produced year round and 5 special & seasonal releases.

Our Ambition

We are continuing our growth after an awesome 2017, where we expanded capacity, won 9 competition medals, and generated $730k in revenue. We will solidify our position as an iconic Austin brand by creating a new tasting room in downtown Austin. We'll also expand our out of state distribution to the major areas where craft beer and cider thrive. We aim to be the draft mead leader in every region we sell. Once we establish that position in the US, we'll begin exporting to Europe and Asia in 2021.

MH_Deck_-_1M_Sept2018.pdf

meridianhive.com

Austin, Texas

Why I Like Meridian Hive

Why I love the Hive Guys! After working on a disruptive global launch for a major wine that has now become a mainstream high volume brand, I see a lot of similarities in Meridian Hive. They are bringing the world something totally new with amazing branding and a delicious award winning product. They are on trend for gluten-free alcohol, and most of all, they have a team of authentically passionate "mead geeks" who are on a mission to spread their craft with the world. As someone who works with Fortune 100 clients, Meridian Hive has operational systems and strategic skills that compare to companies 100x their size. Meridian Hive is going to make mead mainstream, and I am proud to be at… READ MORE



Tracy Thirion

CEO, BAMBOO INTERNATIONAL, STRATEGIC ADVISOR

THE BUZZ ABOUT MERIDIAN HIVE

When looking at investing opportunities in the CPG space one should always start by focusing on the consumer. Meridian Hive has done just that, creating a truly innovative product (Draft Mead) that is perfectly positioned to capitalize on the consumer mega trends happening right now in the alcohol beverage space - craft, premiumization, canned beverages and simple great tasting products. With an award winning Mazer (Mike Simmons) leading product creation and an operational efficient executive leadership team (Cayce Rivers), any savvy Angel Investor should be looking to get in on this opportunity as the growth in the Mead category continues its trajectory upwards. Meridian Hive is bringing Mead to the masses. Get in on the buzz.



Casey Iaccino
Angel Investor

Having never tried mead before in my life, I was a little hesitant to try this place, and I can say I am quite happy I did try it. I sampled a few different meads and ended up ordering one that was a blackberry flavor and it was absolutely delicious, not too sweet, which had been my worry when it came to mead. All of the other flavors I tasted were yummy as well. The atmosphere is an open warehouse, and they provide some board games to keep you entertained which made me and my friends quite happy. The employees were very knowledgeable and friendly as well.



Molly L.
Customer

If you love mead and even if you do not, definitely try Meridian Hive Meadery as they provide mead for all palates.



Jeff Cope
Founder of blog "Texas Wine Lover"

One of the coolest experiences that comes from visiting Meridian Hive's tasting room is the bountiful honey sample table that is set up next to the bar. On the night of my visit, there were over 35 different honeys laid out to try including the aforementioned Orange Blossom honey. It is a very unique experience to taste the pure honey alongside the mead in which it is showcased to try to pick out the flavor of that specific honey. It is akin to crunching on some of the dried malts or sniffing the hops used in a craft beer, but is a bit more visceral.

David Siegel
Writer for Craft Beer Austin

My recent visit with Angi, Meridian Hive Brand Manager, was a blast and super-educational. She was more than happy to give me a complete tasting while she explained the process, ingredients, and how the founders decided on mead. It's wild how different and distinct all of these meads tasted. There is a taste for everyone at Meridian so, it might feel overwhelming on your first visit or two but just ask for some guidance! The Hive is more than happy to talk honey and mead.



Caitlin
Austin Food Blogger of "Big World Small Girl"

Not only a delicious and unique twist on mead (awesome traditional mead as well!) but top notch service too! They have great events like movie showings, game nights, etc. I highly suggest you come check it out - they even provide a free education on all the ins-and-outs of mead.



James G.
Customer

Where to start...maybe with the word Fabulous or Flavorful is best. Each and every mead they have I tasted and found to be delicious. From refreshing and crisp to aromatic and fruity. Definitely give them a try.



Bianca B.
Customer

I love mead. I'm very picky when it comes to mead. I discovered Meridian Hive on a chance outing to a pizzeria in Round Rock one day. Upon viewing the drink menu, there was mead listed. My eyes instantly lit up and I immediately ordered a glass. It was divine. A quick Google search later I was following directions to the hive. I thought it was awesome that I was inside a local meadery, was able to taste the different varieties, and sample the honey as well. My first visit I purchased a growler and two glasses to take home. I've since decided this will be one of if not the only mead I drink. I love the selection and variety, I love that they are local to Austin, and I love that you can go and sample new flavors.



Christina R.
Customer

I have yet to be disappointed by any Mead made by Meridian Hive. Ever since my first sip of the pilot batch of Wildfire at Texas Mead Fest years ago, I've been hooked. From Meadowfoam to Melissa, Discovery to Dynamo, MH has given me not only my love for Mead, but a love for brewing. I can rant all day about the fantastic brews they have, but I love the people there—they're always helpful and very knowledgeable and patient when I break into any rant about Mead (saints, all of them)—these guys are fantastic. (George, Angi, and Natasha are extra fantastic) 11/10, will recommend to anyone with a pulse.



Amy C. Walker
Customer

austin360

Meridian Hive Meadery launches on draft around Austin

The three guys behind the newly launched Meridian Hive Meadery had been homebrewing for a long time when they noticed something was missing from bar taps and store shelves. Although there are plenty of local beer and wine options to
September 11, 2018 @ austin360.com

DRAFT MAGAZINE

Six fruit meads to try right now

Superstition Ragnarok Judges at the 2014 Mazer Cup (the Oscars of mead) awarded this 15% melomel made with Arizona wildflower honey and mangos a silver medal. They must have enjoyed its blend of tangy mango, vanilla, marshmallow and pear
February 2, 2018 @ draftmag.com

COMMUNITY IMPACT NEWSPAPER

Going Medieval: Meridian Hive Meadery brings mead to the masses | Community Impact Newspaper

Though popular in the medieval days of Viking quests and kings and queens, the demand for mead slowly dwindled over the past several centuries. When Meridian Hive Meadery first began five years ago, co-founder Mike Simmons said there were
May 29, 2017 @ communityimpact.com

CIDERSCENE

Meridian Hive Haven Review | CiderScene | Cider News, Reviews, & Recipes

Being a cider blog in the US opens you up to some great brands and ciders, but our lesser know friend, mead, does not have a place to shine (as much). So, we are taking it upon ourselves to help mead get its time in the spotlight.
May 19, 2017 @ ciderscene.com

meadist

Meridian Hive Rhapsody Draft Mead

The Rhapsody is a blackberry draft mead from Meridian Hive Meadery out of Austin Texas. They were founded in 2012 and more recently have undergone a rebranding. Their new look is sooo much better than their old identity. But more on that later.
March 27, 2017 @ meadist.com

Come for SXSW, stay for the booze: Austin's hipster cachet greased by a craft liquor boom

Craft liquor is booming, and the increasingly hip redoubt of Austin, Texas, is fertile ground for the growing market.
March 18, 2017 @ cnbc.com

Meridian Hive - Texas Craft Meadery Profile

Mike Simmons and Eric Lowe opened the doors of Meridian Hive Meadery in August of 2013. The duo met while studying to gain their BJCP certifications so they could start judging homebrew competitions. Eric who worked in software development had
April 26, 2016 @ craftbeeraustin.com

Texas Mead News: Meridian Hive Meadery Wins Five International Awards - Texas Wine and Trail Magazine

Austin, TX - Meridian Hive, Austin's only meadery, came home with a 5-medals from the world's largest international mead competition - The Mazer Cup International, held in Denver, Colorado in March. Meridian Hive's 2016 awards include a Gold, Silver,
April 5, 2016 @ texaswineandtrail.com

Meridian Hive Meadery Wins Five International Awards

Meridian Hive, Austin's only meadery, came home with a 5-medals from the world's largest international mead competition - The Mazer Cup International, held in Denver, Colorado in March. Meridian Hive's 2016 awards include a Gold, Silver, and three
March 31, 2016 @ austinfoodmagazine.com

Meridian Hive Meadery | Texas Wine Lover

Meridian Hive Meadery is located in Austin and is owned by Mike Simmons and Eric Lowe. Mike is the head meadmaker (mazer) and Eric is the General Manager. Austin's first meadery opened in 2012. The meadery is very easy to find right off U.S. 290 on
February 15, 2016 @ txwinelover.com

If you thought mead was just for Renaissance fairs, think again

Listen: It pairs well with food other than just turkey legs, OK? The once and future beverage called mead, the ubiquitous tipple of medieval times and the liquid mainstay of many a contemporary Renaissance fair, is coming back to claim its
October 10, 2014 @ austinchronicle.com

Mead is the Fastest Growing Alcoholic Beverage in the U.S.

The early 2000s saw the craft beer market explode in the U.S. Then, craft cider had its moment. Now, we're experiencing a craft mead boom. While the beverage has been around for centuries, the gluten-free alcoholic beverage made with fermented honey is exploding. From 2013 to 2016, the number of meaderies in the U.S. more than doubled, and a new meadery opens every 3 days. Why? It's versatile, ranging from dry to sweet, with unlimited possibilities for flavor profiles, perfect for those accustomed to the diverse flavor of other craft alcohol.


TRINITY
HAVEN
DISCOVERY
RHAPSODY
FRONTIER
DYNAMO
DRAFT MEAD
MERIDIAN
HIVE

We're Founded by one of the Best Mead Makers in the World

Meridian Hive co-founder Mike Simmons is the only person to ever win four gold medals in a single year at the world's largest mead-making competition, The Mazer Cup. In total, he's helped us win 18 awards from prestigious mead competitions since 2013. We feel like our current product line of 15 different meads are the best in the world, and Mike's knowledge and experience in the field is a major reason why.




MAZER CUP INTERNATIONAL
COMMERCIAL


FRONTIER
DRAFT MEAD
AWARD WINNING
RHAPSODY
DRAFT MEAD
BEST SELLER
DISCOVERY
DRAFT MEAD
AWARD WINNING
HAVEN
DRAFT MEAD
AWARD WINNING
MERIDIAN HIVE


★ BEST SELLER ★
★ BEST SELLER ★
★ AWARD WINNING ★
★ AWARD WINNING ★
★ AWARD WINNING ★
HUAJILLA
BOUNTY
COLOSSUS
FANDANGO
BROKEN CROWN

We Are Ready for Our Next Growth Stage

We have had 2 major growth phases since we created Meridian Hive. First, our exceptional products got us off the ground, selling directly to consumers at Farmer's Markets and some small (but awesome) accounts around Austin. Our second phase occurred as a result of our rebranding and product repackaging. That allowed us to generate bigger sales in bigger chain accounts and a larger number of key bars and restaurants. It also gave us an opportunity to begin distribution outside of Austin and outside of Texas. Since the rebrand in 2016, we are selling in 7 states.

We are now ready to launch the company to the next level...


DISCOVERY

The Path to Growth

To get to the next level, we are focusing on 4 major areas:

Key Experienced Hires in Sales and Production Management

Marketing and Distributor Support to continue brand building, increased consumer awareness and increased points of distribution across all existing and new regions

New Tasting Room to solidify us as an iconic Austin brand and to support our strategy of trial and local market dominance

Production Investments to ensure we can continue to meet increased demand while lowering total production costs

July 2013
Complete Buildout of the First Commercial Meadery in Austin, TX
Four months later, we deliver the first kegs of our Draft Mead to 8 bars in Austin.

Feb 2014
Begin Self Distributing Across Austin and San Antonio
Plus, we win the Mazer Cup Silver Medal for our Sage mead in March.

May 2015
Grand Opening of Tasting Room
Two months after winning the Mazer Cup Gold Medal for our Haven mead, we open a tasting room inside our production facility.

January 2016
Cayce Rivers Moves from Founding Investor / Advisor to Full-Time Business Director
His first two months on the job go swimmingly, as we win 5 Mazer Cup medals in March.

September 2016
Launch New Branding and Website
We also begin the first canning run of our Draft Meads with new branding.

March 2017
Win a Whopping Four Mazer Cup Gold Medals
Co-founder Mike Simmons becomes the only person to ever win four Mazer Cup gold medals in a single year.

April 2017
Expand Facility to Triple Capacity and Improve Production
This helps us expand our distribution to Florida, Houston, and Connecticut in the ensuing months.

September 2017
Winner of 5 Awards at the Texas Mead Cup

November 2017
Start Distribution in Colorado and Tennessee
By February, we're also distributed in Georgia and New Mexico.

June 2018
Completed SKU CPG Accelorator Program
This helps create a network of mentors and advisors to fine tune our growth strategy.

Let's Grow the Mead Market Together

When we started this over 5 years ago, we knew that we loved Draft Mead - it was the perfect non-beer option for the Texas heat. We made it because we loved it ourselves. We shared it with our friends, our neighbors and just about anyone that we could give a glass to...and they loved it as well. We knew we were onto something great and it has been exciting to see the world waking up to a new craft category of mead. We've got 5 years of experience behind us on creating a product that just starting to bloom in popularity. The timing is perfect for us to take Meridian Hive to the next level and we are super excited to give our fans and followers a chance to join us on our journey to become the next big thing in craft.

Mike Simmons, Eric Lowe, Cayce Rivers

Our Revenue Grew 101% in 2017


FINANCIAL PERFORMANCE
1 EXCELLENT GROWTH IN OUR FIRST 2 YEARS - FUELED BY GREAT PRODUCTS
2 2016 - WE IDENTIFIED AN ISSUE - DISCONNECT BETWEEN OUR BRAND AND OUR TARGET CUSTOMERS
3 FULL REBRAND STRATEGY TO PUT OURSELVES IN THE BEST POSITION TO TAKE MEAD TO THE MASSES
4 IMMEDIATE PAYOFF IN 2017 - BACK TO TRIPLE DIGIT GROWTH
$730,000
$547,500
$365,000
$182,500
$0
2014
2015
2016
2017
GROWTH 150%
GROWTH 34%
GROWTH 101%
Our awesome branding and our optimized pricing opened up conversations that led us to expand across TX, and into 6 new states

Meet the Founders



Cayce Rivers

Chief Executive Officer

20 years of strong leadership and a proven ability to create and turn a shared vision into reality.


MERIDIAN
HIVE

Eric Lowe

Co-Founder + Director of Operations

Over a decade of experience innovating and crafting mead, beer, wine and spirits (part-time)



Mike Simmons

Co-Founder + Head Meadmaker

Only person to ever win four gold medals in a single year at The Mazer Cup (part-time)

AND THE REST OF THE TEAM



Angi Wilkes

Sales Manager



Robert Bellah

Hive Manager



Linda Wheeler

Finance Director

(Part-time)



Gerry O'Reilly

Marketing Manager

(Part-time)



Greg Thibodeau

Cellarman



Eric Rivers

Bookkeeping and Management

(Part-time)

Raised $596,615From 57+ Investors

Casey Iaccino
Sales Leader, Mentor, Angel Investor

Keith Jacobs
Percussionist, husband, dad, Christian

Chadd McNicholas
I am the very model of a modern major general

Dion Lancia

Peter Nangle
Mostly harmless

Roisin O'Reilly
Irish woman who came to Australia voluntarily.

MORE INVESTORS

Interview

Wefunder interviewed Cayce Rivers on August 1, 2018.

– COLLAPSE ALL

WF: What is Meridian Hive and what do you do? ^

RIVERS: Meridian Hive is a meadery based in Austin Texas. As a leader in modern mead, we've been in business for five years and bring the world the best draft and still meads on the planet.

WF: What is mead? ^

RIVERS: Mead is a gluten-free alcoholic beverage that is like cider or wine, but instead of fermenting apples or grapes, we ferment the finest quality honey. While mead has been around for centuries, the category has started making an impressive comeback in recent years. Mead is very versatile, ranging from dry to sweet, with unlimited possibilities for flavor profiles.

WF: How is your mead different? ^

RIVERS: We're a leader in draft mead, which is refreshing, carbonated, and comes in a variety of delicious flavors. And we've lowered the alcohol percentage to 6.5%, whereas your traditional meades range from 12% to 15% alcohol. If you're having a beer at a bar and your partner is having white wine, if you're drinking at the same pace, one of you is going to be a lot tipsier than the other one after a few drinks, right? We wanted to make mead in a way that you can enjoy it, keep on pace, and drink with your friends, so the lower alcohol allows you to drink it on pace with someone who's drinking beer.

We've also carbonated our mead, as we sell it in cans as well as on draft in kegs. The creation of our draft mead was aimed to offer a cold and refreshing drink to enjoy during the nine months of heat in Texas. At the time, we loved mead but just couldn't see ourselves or anyone else sitting on the porch and drinking a traditional mead during the summer heat. We aimed to change that, and we've been told that we've done a damn fine job of it.

WF: Who are your consumers?

RIVERS: We've found over five years that our consumers are male and female craft beer drinkers. We also have wine drinkers who are looking for something new and different and we have consumers who are just looking for a great gluten-free alcohol option.

WF: Where do you sell your mead?

RIVERS: We currently sell in 7 states including Texas, Colorado, Florida, Georgia, Tennessee, Connecticut, and New Mexico. We are on draft and in cans at craft bars and restaurants across the major cities in each of our states. We're also on the shelf at many grocery and liquor chains, including HEB, Total Wine, Whole Foods, Spec's, Twin Liquors and World of Beer.

WF: Who is your team and how did you guys get started?

RIVERS: This all began when Mike Simmons and Eric Lowe were doing a lot of homebrewing around 2010. They started making beer, as most homebrewers do, and then started winning multiple awards across several beer categories. They began spending more time making other alcoholic beverages to continue to develop their expertise. Eric was very interested in the wine-making side and wanted to open an urban winery, and Mike was very interested in brewing and wanted to open up a brewery.

Then, around 2011 they were introduced to mead. They began making their own mead, winning awards at some of the largest competitions across the country. They developed a passion for the drink and decided to put together a plan for making a meadery.

They came to me in 2012 and said, "Hey, we've got this great idea. Here are the awards that we've won. Here's what the mead category is doing and here's what we're going to do differently. Would you join in to help us create something awesome?" I lept at the opportunity.

Co-founder Mike Simmons is our Director of Product Innovation and Head Mead Maker. He is a highly celebrated brewer across several categories including beer, wine, and most importantly, mead. He's the only mead maker to have ever won four gold medals in a single year at the world's largest mead-making competition, The Mazer Cup, held outside of Denver every year. He's got an unbelievable ability to blend art and science to make unique and delicious meads.

Co-founder Eric Lowe also brings home-brewing experience with a big focus on wine-making. His skills are really applied when taking one of Mike's meads from product development (think a one, five, or ten-gallon pilot batch) and scaling the recipe and the process for commercial purposes (think 100, 500, or 1500 gallon batches). Eric is responsible for ensuring we have the right equipment, the right ingredients, and the right process to make mead at scale.

And myself, they don't let me touch anything in the meadery. As the CEO, I'm responsible for the overall success of the company. I spend a great deal of time on developing and executing our growth strategy and creating the right team and environment to ensure we meet our goals. I spent 15 years in the corporate world where I built and led global teams primarily focused on continuous improvement and implementing change initiatives. Just prior to joining Meridian Hive full time, I served as Executive Vice President of Customer Success for a global software company.

WF: What key milestones have you had in the business and how do you measure progress?

RIVERS: The company has gone through two major growth phases and we are now setting ourselves up for that third major growth phase.

We started out by selling in farmers' markets and doing some events around Austin, TX. We were lucky to have relationships with some cool, small local bars that gave us a tap for our mead. Our first $100,000 in sales was solely on the back of our great products. That was in 2014. In 2015, we saw 150% growth. We started getting out of the farmers' market and into more bars, restaurants, and retail chains.

In 2016, we weren't growing at the rate we wanted to. We realized that there was a disconnect between our target customer and our branding and packaging. Our vision is to bring mead to the masses but our packaging was holding us back. We embarked on a full rebrand strategy that we launched in the fourth quarter of 2016, and it was more than just a logo change. We evaluated who Meridian Hive is, who we want to be, and how we needed to present ourselves in the marketplace. Meridian Hive is bold, adventurous and modern - and now everything we do embodies these qualities.

The rebranding really started our second major growth phase, and in 2017, we got back to 100% sales growth. Our new branding, packaging, and price on the shelf really opened up conversations with key players to drive that growth. Not only did we increase the number of stores, bars, and restaurants carrying our products, but we also increased our turns and the number of products on the shelves at the major chains. We started getting into the majority of the H-E-B grocery stores around Austin.

We quickly moved into Dallas, San Antonio, and Houston and leveraged our existing chain relationships. Additionally, we launched into six new states by the end of 2017. That brings us to where we are today - we're putting out high-quality products, learning the distribution game, and continuing to grow.

We are now set for our next growth phase by looking at 2 primary drivers: Getting into new markets and increasing turns and customers across our existing markets.

WF: What is your expected revenue this year?

RIVERS: We expect to hit $1M in revenue for 2018.

WF: How much of the U.S. market are you covering right now?

RIVERS: Currently, we're available across the entire state of Texas, with the majority of our sales in Austin, Houston, Dallas / Ft. Worth, and San Antonio metro areas. Out of Texas, you can find us in Colorado, Florida, Georgia, Tennessee, Connecticut, and New Mexico. In total, we are in nearly 1000 awesome bars, restaurants, neighborhood, regional & national grocery chains, and independent & chain liquor stores.

We also have a small presence in the San Diego, CA area with some great bottle shops and are currently in discussions with distributors to launch into Southern California, New York City, upstate New York, and Arizona in the next few months.

WF: How do you measure customer acquisition costs? That seems exceedingly hard to do in a brick and mortar via distributor situation.

RIVERS: Yes, it is very difficult to measure. We know that it's a higher cost due to the fact that most people don't go out specifically looking for mead. A major part of our strategy is taste, just putting liquid to lips. We see great conversion rates from people who have never tried good mead. We do look at our trend data for in-store demos and tastings. We not only want to see customers picking up on the day, but we are seeing increased same-store sales in the weeks and months to follow.

WF: What is your growth plan?

RIVERS: The growth plan is very simple. Own Austin, own Texas, and continue expanding into states where craft beer is popular and states where cider has done well.

In the very short term, we're increasing our marketing budget and increasing our focus on the Austin market. As a great city with tons of innovative things coming out, Austin is a great brand in and of itself. We're excited to be a part of the scene and we are driving to become an iconic Austin brand. We love that we self-distribute in Austin, as it allows us to make and maintain very strong relationships with our customers and key retail buyers.

To continue to drive Austin growth longer term, we are looking for a new space for our tasting room. This will put us on the map and enable us to continue to increase our strategy of getting liquid to lips. We want to be in a high traffic location that attracts not only locals, but also caters to tourists looking for that unique Austin experience.

To drive growth across Texas, we are focused on increasing distributor and retail chain support to increase consumer awareness and same-store sales. We are working with customers like H-E-B, Total Wine, and Spec's to develop educational elements for our marketing campaigns. We love to create fans within the store management and sales staff. They've been great at passing that education on to the end consumers looking for something new and delicious. As putting liquid to lips is a major component of our strategy, we support key cities with brand ambassadors to continue our in-store samplings, and we put a major focus on getting into the best craft beer bars to drive awareness.

Outside of Texas, we're working to align ourselves with distribution partners that understand where we fit in the market and who embrace mead as a category and know they can build on the success we have shown in Texas. We look for synergies with national chains like Total Wine, where we are on the shelf in Florida, Georgia, New Mexico, and Connecticut. We are currently preparing to meet with Kroger in Cincinnati and Publix in Florida to gain hundreds of new grocery accounts in our key markets.

Our longer-term growth plan is to expand into states within our key regions:

Southeast - North Carolina

Northeast - Maryland, D.C., Massachusetts, and Vermont

Midwest - Michigan, Illinois, Ohio, Indiana, and Wisconsin

Northwest - Oregon, Washington, and Northern California

Southwest - Southern California and Nevada

The new state expansion plan will be staged to grow at a sensible rate to ensure we maintain adequate production capacity. Again, we will first target those states where craft beer has boomed and where cider has already done well.

WF: How do you see the expansion of adjacent markets that are competitive to yours?

RIVERS: We're both competitive and cooperative with craft beers and ciders. Obviously craft beer exploded first and saw impressive year over year gains. Craft cider took the stage in late 2010 and has been growing at about 30% per year since then. Mead is the next big craft mover. We've already seen a huge increase in awareness and interest at both the consumer level and at retail accounts. We've seen the number of new meaderies skyrocket since 2015. The mead category is on the verge of large-scale growth.

Back to craft beer and cider - some of the trends we are seeing are very favorable in our minds. The sour beer trend shows that consumers are willing to expand their taste horizons. We are seeing fruited beers and ciders up and down the shelves over the past 12 - 18 months. We've been doing fruited meads since day one, in 2013. We love the fact that consumers continue to seek out new and interesting drinks. We believe we are in a great spot to capture market share from both of those categories.

Some of our best customers are actually brewpubs. A recent Forbes article citing data from a Nielsen study showed that 50% of brewpub patrons are opting for non-beer options. We consider ourselves to be the perfect premium non-beer option and we've increased the number of permanent taps month over month for the past 2 years.

WF: When it comes to the other meaderies, what you think you do better than they do?

RIVERS: I think we beat the competition on branding. The mead industry in the U.S. has been around for well over 25 years, and we really see two common approaches meaderies take in terms of branding. First, you'll see a lot of reference to the old world - Vikings, dragons, and the like. The second approach is to create an upscale product akin to fine wine. Both seem to hope that consumers will come around to their view of mead. To be clear, both of these branding and marketing approaches are great, but we simply chose to go in a completely different direction.

We decided to present our meads as approachable -- mead for the masses. We focus on our draft mead which is lower in alcohol, lightly carbonated, and served chilled for a refreshing alternative. Our packaging perfectly reflects our core -- bold, bright, and modern. We took action to get out in front of people and show them that mead is a great drink, that it can be a lot of fun, and it is not this niche product where you have to learn how to joust or go to the Renaissance Fair to enjoy it. Everybody loves mead ... most people just don't know it yet.

Additionally, we pride ourselves on the work we've done to get our cost structures in place to be competitive with craft beer and ciders and positioned in the cold box at some of the best grocery and liquor chains in the nation.

Finally, I suppose we are so close to it that we often forget this point: our meads are highly awarded in the largest international mead competitions and we've got one of the best mead makers in the world.

WF: How will you spend the money from this raise?

RIVERS: This raise is going to fund our growth over the next 18 - 24 months in four key areas:

First: Hire industry experience in key roles in Sales and Operations.

Second: Increase our spend in distributor support and marketing to drive consumer awareness and pull through in all of our current regions.

Third: Build out a satellite tasting room in downtown Austin to solidify us as Austin's Meadery and to support our strategy of a product trial.

Finally: Use a portion of the funds to invest smartly in production areas required to support growth. This includes working capital for inventory and new equipment loan servicing.

WF: Where do you make your mead? What sort of capacity do you have to grow in that facility?

RIVERS: We make it right in Austin, Texas. With our current facility and equipment, we're operating at about 40% capacity. We can easily double production volumes and sales with our existing setup. With some minor layout changes, additional tanks and new equipment, we can increase production to 4 or 5 times what we are doing today. However, in order to make space for that increase in capacity, we'll have to move the tasting room (which currently resides in the production facility). Establishing an off-site tasting room really serves two purposes: it puts us in a better location to capture more consumers and become part of the Austin scene, and it also will free up required space for production.

WF: Where do you get your supplies?

RIVERS: We have a key partnership with a honey provider on the east coast and we do special batches using honey from various sources. We've locked up a couple of good fruit suppliers to ensure that we have consistent access to fruit. On the packaging side, we have two main partners. One is for our cans and our canning, and the other partner provides our glass bottles and our cardboard packaging.

Because I spent 15 years in the supply chain area, we ensure we diligently source all of our key ingredients and supplies. We constantly look at the market and leverage key partnerships that work with us to support us as we grow. Because mead has a fairly high cost basis to start with, we think our focus in this area creates a competitive advantage.

We have our plans laid out to continue to drive our costs down in key areas of the business. Getting to the right sales volumes and having the right partners in place will give us the flexibility to grow margins and compete at a totally different level than any other meadery out there.

WF: Where is your tasting room in Austin and where do you plan to move it?

RIVERS: Moving the tasting room is on the very near horizon. We've already started looking at buildings. Right now, we're in an industrial area that's off the beaten path. If you come to the Meridian Hive tasting room, it's because you really want to be there. No one just drives by and says, "Look, let's stop at Meridian Hive." So that's not great for what we're trying to do. As I said, our big strategy is taste, taste, taste. We need to go to where the people are. And the people are in downtown Austin.

We contemplated moving the entire facility and having an improved tasting room as well as an improved production facility together, but that was just going to be too expensive. So, we talked to a number of folks in and around Austin who have retail space experience and have been in the beverage industry, and they agree that setting up a satellite tasting room is a great approach. We're willing to spend on that higher rent location, but if we don't go where the people are, it's not going to be worth it.

So we'd love to be right in the heart of downtown. The Congress District would be great, or we may think about the Warehouse District. There are some sites in East Austin that we want to be near, but one of the things that we really want to capitalize on is the proximity to the Convention Center. Austin is not only a cool city to live in, but it's also a great city to come visit. Tons of people come to Austin and then really want to take a part of Austin back with them. So, we do want to capture the tourists as well as the folks in Austin. We want them to be able to go back and say they had this awesome mead in Austin. So, whenever we get to their cities, they will see our mead and recognize it and give us that push we need in their network of friends and social circles.

WF: What are you most worried about?

RIVERS: One thing that always concerns me is the timing of the draft mead growth curve. We've seen markets go from steady growth to hockey stick growth extremely quickly, and we need to keep our eye on that. As I mentioned, we have the ability to quadruple production in our current facility. But finding a new building, the permitting, the moving and all of that, usually takes around 12 months. That sounds like a champagne problem, I know, but I just don't want us to be caught off-guard if we grow too fast.

I also worry about a few key things like keeping an eye on our costs and strategic partnerships, watching the competition (especially from any movement from the big guys) and hoping that all new meaderies are putting out quality (and delicious) products to help the category grow.

Finally, and this is more of a driver than a concern, is our quest to become one of the best companies to work for in Texas. We want to develop the company and get to the stage where every employee has some ownership in the company. Not only do we want to have an awesome team that has fun while working hard, but we also want to provide great wages and great benefits to the team.

WF: What do you think makes a good mead and why are you sure that Meridian Hive is the best?

RIVERS: A good mead must be well balanced. Whether you're creating a sweet mead, a dry mead, or a mead that has fruit or spices, it must not have any sharp edges or flavors that dominate disproportionately. We pride ourselves on offering balance across our entire product range - we are not a one trick pony. Another important component is great mouthfeel. This is extremely challenging to create in a low alcohol draft mead and Mike has developed some awesome techniques that are the envy of the mead making community. He blends art and science to formulate recipes and methods to create meads with incredible balance, warmth, and depth.

In terms of product evolution, we have a deep product innovation pipeline that includes both draft and still meads. Our still meads continue to serve two primary purposes: they deliver excellent margins to the business, but more importantly, they give us credibility with the mead enthusiasts and key alcohol influencers as the leader in modern mead. For our draft pipeline, we are constantly looking at the latest flavor trends as well as bringing seasonal products to market. At any given time, we could have up to 10 new products in "pilot" mode that we can share with our customers on a small scale in our tasting room. This allows us to get real-time feedback before going to market on a large scale.

WF: Why raise with Wefunder?

RIVERS: We know that we've got killer products and great branding. We are going to be successful in growing and we're looking for ways to get there faster. We're raising funds to execute on our solid strategy to fast-track our growth. We definitely want to give our fans the opportunity to share in our success.

Additionally, the crowdfunding approach lets us bring in multiple "levels" of investors. Where traditional funding would limit our pool of investors to accredited investors only, Wefunder opens the door to non-accredited investors as well. This is very exciting for us and we hope to gain new fans along the way.

Imagine an investor living outside of one of our current distribution areas. They'll watch us grow and revel in our success, and then they will celebrate the day we get to their state, to their local bar, and to their local liquor store.

WF: What concerns have you heard from investors?

RIVERS: The response to our opportunity has been really positive. The single concern that some investors have brought up is the timing of the growth of the mead category. We looked at the numbers, and in 2010, craft cider was a tiny market but it took off from there, growing about 30% per year through 2018. Craft cider has turned itself into 20% of the total cider market.

We feel like that's where we are with mead today.

We believe the popularity of mead will grow in much the same way, as more and more people are introduced to it. It's becoming quite common to offer a beer alternative because there is a huge market for non-beer drinkers. The more people who tried cider, the more popular it became. I see the same thing happening with mead.

WF: When you think about the future of the business and your dream for Meridian Hive, what's the end game?

RIVERS: Our vision is to be the most celebrated and widely distributed meadery on the planet. We want to see our mead across the U.S., in Latin America, Asia, Australia, and across Europe. We want to make mead accessible and we're excited to play a major role in growing the category.

Our goal is to continue to grow our brand. We want to get better in every area required to spread our love for mead as far out as we can. Our journey will likely see multiple options for an end game, and we'll analyze them to ensure they align with our vision. If entering into a strategic partnership will help us achieve our vision and aid in our growth, then we'll entertain those options along the way. We definitely don't have an exit strategy nailed down today, but we entertain all options as they come. Right now, we just want to make the best mead on the planet. We want to continue to educate people and introduce them to the next big thing in craft.

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Adam Field Nov 10

Are there any good places to try more of your meads in downtown Austin? I actually have tried a couple of your high-end products locally (Great Society in Long Beach), and they were fantastic, but I'd love to try more of them before putting money in. By coincidence, I'll actually be in Austin next weekend, but staying downtown and without a car, and you weren't kidding about your current tasting room being quite inconvenient from downtown. So I was wondering if you had suggestions of any good place I could try more of your meads convenient from downtown, either at a bar, or I suppose if you distribute your canned mead in single cans, grocery stores that sell single cans?

I really wish you'd already completed your move to downtown, instead of that being the drive behind this funding campaign, heh.

Cayce Rivers Chief Executive Officer FOUNDER Nov 11

Hey Adam, thanks for your interest and your support. If you haven't been into Great Society recently, you should go, they (might still) have some of our Trinity in cans.

In terms of Austin, if you are really interested in the Meadery and you are going to be there over the weekend, then I'd recommend catching an Uber or Lyft for $8. You'll get to try all the products and if you give us some heads up, I'll make sure to have Mike the Mead Maker available for a personal tour.

If you can't make the 8 mile trip from downtown, then try Rainy Street - You'll find Haven and Discovery at G'Raj Mahal - where you can get some damn good Indian. Or try Bangers - you'll find Rhapsody (our best seller) on tap and you can get one of dozens of sausages to fill you up as well.

If you are near UT - check out Growler USA - Rhapsody and Trinity on tap.

We primarily sell in 4 packs at retail outlets and if there are any that break them into singles, they might not be right downtown. You can check Witchcraft (about 5 miles away). You will find an excellent selection of draft cans and bottles at most HEBs and Total Wines. Select products at Specs and Twin Liquors.

Of course you can check *www.meridianhive.com/mead-finder* for outlets nearby - be sure to call for latest stock information.

Hope this helps and I hope to see you at The Hive, just let me know in advance - *cayce@meridianhive.com*

Chadd McNicholas Oct 5

What is meant by the statements "_______ is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case."? Is it implying that these individuals will no longer be officers after the funding?

Cayce Rivers Chief Executive Officer FOUNDER Oct 11

Hey Chadd, sorry about the delay, I actually answered this the other day and it must not have saved...By no means does this statement mean that people will not be officers after the fund raise. As part of a risk disclosure for the SEC, we must make some statements about part time officers as well as key founders / employee participation in the business. Apologies for the confusion, and thanks for your interest in joining us.

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RISKS

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The competitive landscape may change and other / new entrants may bring in competing products, some of those with preexisting distribution networks.

2

Government regulation changes may adversely impact the alcohol manufacturing and distribution channels including but not limited to

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

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Meridian Hive is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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